                                                               Exhibit 10.11(c)
                                  [LETTERHEAD]



General Manager Interconnect,
NYNEX Cablecomms Bolton
The Tolworth Tower
Ewell Road
Surbiton
Surrey KT6 7ED
1996

Dear Sir,

STANDARD INTERCONNECT AGREEMENT BETWEEN NYNEX CABLECOMMS BOLTON AND BRITISH TELECOMMUNICATIONS PLC DATED 19 OF JULY 1996

We have, today, entered into an Interconnect Agreement "the Agreement" which provides for a process for the review and possible determination of certain matters. This letter is an agreement, pursuant to paragraph 19.1.3 of the main body of the Agreement, to the effect that those matters set out in the annex to this letter shall be reviewed. This annex sets out the title and probable part of the contract text of the matter to be reviewed in column 1, the period of time for reaching agreement in substitution of the period of time referred to in paragraph 20.1 in column 2 and brief details of the matter to be reviewed in column 3.

This letter is a review notice in relation to such matters for the purposes of paragraph 19.2 where the deemed date of service of the review notice shall be 1 April 1996. If we fail to reach agreement in respect of a matter in column 1 of the annex within the time period set out alongside it in column 2, then either of us may, where appropriate, request in writing the Director General of Telecommunications to make a determination. Where the matter is of a financial nature the effective date of the agreements or determinations shall be 1 April 1996. For all other matters the effective date shall be the date when any amendment to give effect to such agreement or determination is incorporated into the Agreement.

Secondly, this letter acknowledges that there are other matters deserving of further consideration between BT and the OLO Group. It is our intention to set up a Forum, the purpose of which will be to continue the discussion process which preceded the coming into being of the Agreement. The initial agreed set of issues to be dealt with by this Forum are those contained in the annex but we also agree that either of us may table other issues for discussion. As and when any issue is agreed between us, we will incorporate such agreement into the Agreement entered into today (as the same may have been amended by us subsequently).

Thirdly, BT acknowledges that changes to the Agreement will be made available to all operators, whether such changes are brought about as a consequence of agreement following a review or as a consequence of determination by the Director General.


Yours faithfully,                                Agreed and accepted

/s/ [illegible]                                  /s/ [illegible]
 ...................................              ...............................
For and on behalf of                             For and on behalf of BRITISH
TELECOMMUNICATIONS PLC                           NYNEX CABLECOMMS BOLTON

Annex

ISSUE                               PERIOD OF TIME FOR        DETAILS OF ISSUES
                                    REVIEW
Interim Prices for New Services     One day                   The Operator believes that where agreement cannot be reached, the
(Main Body paragraph 8)                                       temporary interconnect prices, for conveying calls to a new PSTN services should be established by the Operator launching the service in question. This would be a reciprocal arrangement. In each case the matter could be referred in due course to OFTEL for
                                                              determination of the price.

                                                              Both Parties would, of course, remain free to retail charges for new services as they see fit (subject to relevant fair trading constraints within their respective Licences).

                                                              BT and the Operator have been unable to agree that the Party launching the service should establish the temporary interconnect charges, in all instances.

Connection Charges for CSI          1 month                   The Operator believes that no connection charges should be payable
provided under paragraph 3.2 of                               for CSI for BT's use provided under the circumstances set out in
the Main Body                                                 paragraph 3.2 of the Main Body.


ISI "bothway" (Schedule 01)         6 months                  The Parties agree that this is a new product for which the detailed requirements are yet to be developed. The basic requirement is for both Parties' traffic to be carried in the same Traffic Routes on
                                                              ISI. Whilst technically feasible, work needs to be undertaken to ensure that each Party's Calls cannot be inadvertently "blocked" by the other and to develop appropriate billing mechanisms.

DMA timescales (Schedule 140)       6 months                  The Operator wishes to have a DMA process that is faster than the current process either for all or some DMAs.

Annex

ISSUE                            PERIOD OF TIME FOR    REVIEW NOTICE
                                       REVIEW

ISI "bothway" (Schedule 01)      6 months              The Parties agree that this is a new product for which the detailed requirements are yet to be developed. The basic requirement is for both Parties' traffic to be carried in the same Traffic Routes on ISI.
                                                       Whilst technically feasible, work needs to be undertaken to ensure that each Party's Calls cannot be inadvertently "blocked" by the other and to develop appropriate billing mechanisms.

DMA timescales (Schedule 140)    6 months              The Operator wishes to have a DMA process that is faster than the current process either for all or some DMAs.

DMA Abatement of Charges         6 months              The Operator seeks financial compensation for late or incorrect
(Schedule 140)                                         DMAs. BT believes the Operator already has a right to compensation for damage under the contract. Any form of abatement would be a disincentive to the faster process requested.

NIS Abatement of Charges         6 months              The Operator seeks financial compensation for late or incorrect entries
(Schedule 150)                                         into NIS. In such event BT would require payment for work associated with rejecting erroneous entries. BT is currently developing a new product to enable the Operator to enter its customer details into NIS.

CSI Separation (Schedule 130)    6 months              The Parties agree that this is a product that needs a new product definition and price.

NIS Charges (Schedule 150)      12 months              NIS charging is being considered by OFTEL as part of the review of the Use of Directory Information. The results of this may need to be accommodated in the Agreement.


Annex


ISSUE                            PERIOD OF TIME FOR          REVIEW NOTICE
                                       REVIEW
Duct Charges (Schedule 01         2 months                   BT charges for duct are the BT retail charges. The Operator disputes
and 130)                                                     this basis. The OFTEL consultation on duct and pole sharing is considering this issue. The results may need to be accommodated into the Agreement.

IDD charges where the Operator    2 months                   BT charges for IDD for routes where the Operator is providing service
has an International or ISR                                  under its own licence are retail rates. The Operator believes that the
Licence (Schedule 104)                                       "condition 13" IDD rates should apply.

DMA Charges (Schedule 140)        9 months                   This issue is whether charges should be levied for any or all DMA requested in the other Party's network. The Parties may continue discussing this matter in connection with the other DMA issues noted
                                                             above. This is being addressed by OFTEL as part of a review of residual structural barriers. The results may need to be built into the contract.

New Services Notice Periods       3 months                   Where either Party launches a PSTN service with obligatory access,
for PSTN services (Main Body                                 (such as a new value added service) it should provide notice to the
para 8)                                                      other Party to enable access from the other Party's customers. Such period of time needs to be agreed.

New Services Notice Periods      12 months                   The notice period of the launch of new services is planned to be
for NON PSTN services (Main                                  considered by the IPF Sub Group. The results of this may need to be
Body para 8)                                                 built into the Agreement.
